UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 4, 2007 (June 1, 2007)
Date of Report (Date of earliest event reported)

Commission	Registrant’s Name, State of Incorporation,	IRS Employer
File Number	Address and Telephone Number	Identification No.

1-5152	PACIFICORP	93-0246090
(An Oregon Corporation)
825 N.E. Multnomah, Suite 2000
Portland, Oregon 97232-4116
503-813-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

On June 1, 2007, PacifiCorp announced that it had extended its offer (the “Exchange Offer”) to exchange up to $350,000,000 in aggregate principal amount of its new registered 6.10% First Mortgage Bonds due August 1, 2036 for up to $350,000,000 in aggregate principal amount of its currently outstanding 6.10% First Mortgage Bonds due August 1, 2036 (“Original Bonds”) to 5:00 p.m., New York City time, June 6, 2007.

The extension of the Exchange Offer has been made to allow holders of outstanding Original Bonds who have not yet tendered their Original Bonds for exchange to do so. As of the close of business on June 1, 2007, approximately $343,300,000 in aggregate principal amount of the Original Bonds had been validly tendered for exchange and not withdrawn.

The Exchange Offer was originally scheduled to expire at 5:00 p.m., New York City time, June 1, 2007. Other than the extension described herein, all of the terms of the Exchange Offer remain unchanged.

This announcement does not constitute an offer to sell or buy any security or a solicitation of any offer to buy securities. The Exchange Offer is made by means of a prospectus dated May 2, 2007, which has been filed with the U.S. Securities and Exchange Commission.

A copy of the press release issued by PacifiCorp regarding the extension of the Exchange Offer is attached as Exhibit 99.1 hereto and is incorporated in this Item 8.01 by reference.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of PacifiCorp dated June 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICORP
(Registrant)
Date: June 4, 2007
/s/ David J. Mendez
David J. Mendez
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of PacifiCorp dated June 1, 2007.